UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 2, 2013

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13641	95-3667491
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8918 Spanish Ridge Avenue,

Las Vegas, Nevada 89148

(Address of Principal Executive Offices, Including Zip Code)

(702) 541-7777

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2013, PNK Finance Corp., a wholly owned subsidiary of Pinnacle Entertainment, Inc. (the “Company” or “Pinnacle”), entered into a purchase agreement (the “Purchase Agreement”) under which PNK Finance Corp. agreed to sell $850 million aggregate principal amount of its 6.375% Senior Notes due 2021 (the “Notes”) to J.P. Morgan Securities LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Credit Agricole Securities (USA) Inc., Barclays Capital Inc. and UBS Securities LLC, on behalf of themselves and as representatives of the several initial purchasers named in Schedule 1 of the Purchase Agreement (collectively, the “Initial Purchasers”). On August 5, 2013, PNK Finance Corp. closed the private offering of the Notes. The net proceeds from the offering, after deducting the Initial Purchasers’ discounts and commissions and other estimated offering expenses, were approximately $835 million.

Pinnacle intends to use the net proceeds from the offering, together with proceeds from an anticipated amended and restated credit facility to be entered into effective upon consummation of Pinnacle’s pending acquisition (the “Acquisition”) of Ameristar Casinos, Inc. (“Ameristar”), to finance the aggregate cash consideration for the Acquisition, pay related transaction fees and expenses, redeem its existing 8.625% senior notes due 2017 (the “8.625% Senior Notes”) and provide working capital and funds for general corporate purposes after the Acquisition.

The gross proceeds from the offering have been deposited into escrow. Upon consummation of the Acquisition, the proceeds from the offering are expected to be released from escrow, PNK Finance Corp. will merge with and into the Company, with the Company continuing as the surviving entity, and the Company will be the obligor of the Notes. If the Acquisition is not consummated, the proceeds held in escrow will be returned to the purchasers. As used herein, the term “Issuer,” prior to the consummation of the Acquisition, refers to PNK Finance Corp. and, upon the consummation of the Acquisition, refers to the Company.

The Notes are governed by an Indenture dated as of August 5, 2013 (the “Indenture”) and entered into on such date, between PNK Finance Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee. A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A form of Note is attached hereto as Exhibit 4.2 (which is included in Exhibit A to the Indenture) and is incorporated herein by reference. The descriptions of the Indenture and of the Notes in this Current Report on Form 8-K are summaries, do not purport to be complete and are qualified in their entirety by the Indenture and the form of Note, respectively.

The Notes bear interest at a rate of 6.375% per year, payable semi-annually in arrears in cash on February 1 and August 1, commencing on February 1, 2014. The Notes will mature on August 1, 2021. At any time prior to August 1, 2016, the Issuer may redeem up to 35% of the Notes with the net cash proceeds of one or more equity offerings at a redemption price of 106.375% of the principal amount of the Notes redeemed, plus any accrued and unpaid interest and additional interest, if any, to the date of redemption. The Issuer may also redeem the Notes prior to August 1, 2016 upon payment of the make-whole premium specified in the Indenture. On or after August 1, 2016, the Issuer may redeem the Notes at its option, in whole or in part, at certain redemption prices as set forth in the Indenture. If a change of control of the Issuer occurs, each holder of the Notes will have the right to require that the Issuer repurchase all or a portion of such holder’s Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. The Notes are also subject to redemption or disposition requirements that may be imposed by gaming laws and regulations of gaming authorities in the jurisdictions in which Pinnacle or its subsidiaries conducts gaming operations or in certain other circumstances relating to Pinnacle’s gaming operations.

Prior to the date of the Acquisition, the Notes will be senior to all of the Issuer’s existing and future indebtedness, secured only by the escrow proceeds deposited pursuant to an Escrow and Security Agreement, dated as of August 5, 2013 by and between the Issuer and The Bank of New York Mellon Trust Company, N.A. as Trustee and Escrow Agent. From and after the date of Acquisition, the Notes will be senior, unsecured obligations of the Company, and will be guaranteed on a senior unsecured basis by the Company’s subsidiaries that guarantee the Company’s amended and restated credit facility (which, following the Acquisition, will include Ameristar’s former subsidiaries). Upon consummation of the Acquisition, the Notes will be pari passu in right of payment with the Company’s and the subsidiary guarantors’ existing and future senior indebtedness, senior in right of payment to the Company’s and the subsidiary guarantors’ existing and future subordinated indebtedness, effectively subordinated to the Company’s and the subsidiary guarantors’ existing and future secured indebtedness, including borrowings under the Company’s anticipated amended and restated credit facility, to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all indebtedness and other liabilities (including trade payables) of the Company’s non-guarantor subsidiaries.

The Indenture contains covenants that limit the ability of the Issuer or, upon consummation of the Acquisition, the ability of the Company and its guarantor subsidiaries), subject to certain exceptions and qualifications, to (i) incur additional indebtedness and issue preferred stock, (ii) pay dividends or distributions on or purchase equity interests (iii) make other restricted payments or investments, (iv) redeem debt that is junior in right of payment to the Notes, (v) use its assets as security in other transactions, (vi) place restrictions on distributions and other payments from restricted subsidiaries, (vii) sell certain assets or merge with or into other entities and (viii) enter into transactions with affiliates.

In addition, the Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among other things: failure to make payments on the Notes when due, failure to comply with covenants under the Indenture, failure to pay certain other indebtedness or acceleration of maturity of certain other indebtedness, failure to satisfy or discharge certain final judgments and occurrence of certain bankruptcy events. If an event of default occurs, the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding Notes may, among other things, declare the entire outstanding balance of principal of and any accrued and unpaid interest and premium and additional interest, if any, on all outstanding Notes to be immediately due and payable which would take effect on the fifth business day thereafter. If an event of default involving certain bankruptcy events occurs, payment of principal of and interest on the Notes will be accelerated without the necessity of notice or any other any action on the part of any person.

In connection with the sale of the Notes, the Issuer entered into a registration rights agreement, dated as of August 5, 2013, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Issuer has agreed to file a registration statement with respect to an offer to exchange the notes for a new issue of substantially identical notes registered under the Securities Act of 1933, as amended, no later than June 2, 2014, use commercially reasonable efforts to have the registration statement declared effective on or prior to the 30th day after such filing deadline and consummate such exchange offer no later than July 31, 2014. The Issuer may be required to provide a shelf registration statement to cover resales of the Notes under certain circumstances. If the Issuer fails to satisfy these obligations, it may be required to pay holders of the Notes additional interest at a rate of 0.25% per annum of the principal amount thereof. The amount of additional interest will increase by an additional 0.25% per annum of the principal amount thereof with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest of 1.0% per annum of the principal amount thereof.

The foregoing description of the Registration Rights Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Certain of the Initial Purchasers or their affiliates may hold a portion of the 8.625% Senior Notes and may receive a portion of the net proceeds of the Notes offering as a result of the redemption of the 8.625% Senior Notes. Certain of the Initial Purchasers and their affiliates have performed and may in the future provide various financial advisory, investment banking, and commercial banking services for the Company and its affiliates from time to time, for which they have received, or will receive, customary fees and expenses. Affiliates of the Initial Purchasers will serve as lenders and/or agents under the amended and restated credit facility.

Certain of the Initial Purchasers or their related parties are lenders under the Company’s existing credit facility and have received customary interest, non-usage and other fees and expenses in connection with the Company’s revolving credit facility. Moreover, Goldman, Sachs & Co. has acted as financial advisor to Pinnacle in connection with the Acquisition. Finally, from time to time, certain of the Initial Purchasers and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities, and may do so in the future.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 2, 2013, the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee under the 8.625% Senior Note Indenture (as defined below), issued the Conditional Notice of Redemption in Full filed herewith as Exhibit 99.1 and incorporated herein by this reference, to the record holders of the outstanding $450,000,000 in aggregate principal amount of the Company’s 8.625% Senior Notes. Pursuant to the Conditional Notice of Redemption, the Company has exercised its option to call for redemption, conditioned upon the receipt by the Trustee of funds sufficient to pay the redemption price in full on or prior to the redemption date of August 17, 2013, all of the outstanding 8.625% Notes at a redemption price of 104.313% of the principal amount of the 8.625% Senior Notes, together with accrued and unpaid interest and additional interest, if any, on the 8.625% Senior Notes to and including the redemption date. On the redemption date, the redemption price for the outstanding 8.625% Senior Notes will be due and payable. The Company issued the 8.625% Senior Notes under that Indenture dated as of August 10, 2009 (as amended and supplemented, the “8.625% Senior Note Indenture”), by and among the Company, the guarantors referred to therein and the Trustee. The redemption will be made pursuant to the terms of the 8.625% Senior Note Indenture. The Company intends to fund the redemption price for the 8.625% Senior Notes following the consummation of the Acquisition with proceeds from the offering of the Notes and its anticipated amended and restated credit facility.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture dated as of August 5, 2013, governing the 6.375% Senior Notes due 2021, by and between the Issuer and The Bank of New York Mellon Trust Company, N.A.

4.2	Form of 6.375% Senior Note due 2021 (included as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of August 5, 2013, among the Issuer and J.P. Morgan Securities LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Credit Agricole Securities (USA) Inc., Barclays Capital Inc. and UBS Securities LLC, on behalf of themselves and as representatives of the several initial purchasers named in Schedule 1 of the Purchase Agreement.

99.1	Notice of Redemption dated August 2, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2013	PINNACLE ENTERTAINMENT, INC.

	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
Vice President and Legal Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture dated as of August 5, 2013, governing the 6.375% Senior Notes due 2021, by and between the Issuer and The Bank of New York Mellon Trust Company, N.A.

4.2	Form of 6.375% Senior Note due 2021 (included as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of August 5, 2013, among the Issuer and J.P. Morgan Securities LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Credit Agricole Securities (USA) Inc., Barclays Capital Inc. and UBS Securities LLC, on behalf of themselves and as representatives of the several initial purchasers named in Schedule 1 of the Purchase Agreement.

99.1	Notice of Redemption dated August 2, 2013.